UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bilby Road, Suite 15, Building 2

Hackettstown, NJ 07840

(Address of principal executive offices)

Registrant’s telephone number, including area code: 908-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sale and purchase agreement

On August 16, 2021, Vislink Ltd. (the “Company”), an indirect wholly owned-subsidiary of Vislink Technologies, Inc., entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Triple IT Corporate B.V. (the “Seller”), a private company incorporated in the Netherlands, pursuant to which the Company acquired all of the capital of Mobile Viewpoint Corporate B.V. (the “Target Company”), which is a wholly-owned subsidiary of the Seller, that produces and sells live streaming and production solutions and AI based technologies and wireless multiplex transmitters for media, broadcast and security companies, for an aggregate purchase price of €14,824,278 (or approximately 17.5 million based on a USD to EUR exchange rate of 0.85 as of August 13, 2021) (the “Acquisition”) plus the assumption and payment of €717,785 of intercompany indebtedness, all paid by the Company in cash, subject to certain routine closing adjustments in respect of working capital and net indebtedness. The transaction was closed on August 16, 2021.

The Purchase Agreement contains customary warranties from the Seller and the Company. The Purchase Agreement also contains covenants of the Seller and the Company customary for a transaction such as this, including: (i) from the Seller that, prior to Closing, the business of the Target Company was carried on as a going concern in the manner carried on prior to May 1, 2021; (ii) certain non-competition obligations on the Seller post-Closing; (iii) certain non-solicitation obligations on the Seller post-Closing; and (iv) certain obligations on the Seller to cooperate with any transfer of assets or contracts that are with the Seller post-Closing whereas they should have been with the Target Company. The Purchase Agreement also contains certain indemnities given by the Seller for the purposes of allocating contractual risk, including in respect of certain material contracts and IP rights thereunder relating to the Target Company. Subject to certain limitations and conditions set forth in the Purchase Agreement, the Seller and the Company will be responsible to each other from and after Closing for, among other things, certain breaches or inaccuracies of the warranties, covenants and indemnities contained in the Purchase Agreement.

Transitional Services Agreement

As part of the transaction contemplated by the Purchase Agreement, the Seller, Target Company, Mobile Viewpoint B.V. and IQ Videosolutions B.V., each a private limited liability company in the Netherlands, have entered into a Transitional Services Agreement (the “Services Agreement”), dated as of August 16, 2021, pursuant to which the Seller has agreed to provide limited transitional finance and HR support, IT services, insurance and various cleaning and maintenance services to the Target Company. The Services Agreement provides that the Seller will be compensated and reimbursed for performance of these transitional services.

The foregoing descriptions of the Purchase Agreement and the Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Services Agreement, filed as exhibits to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
2.1	Sale and Purchase Agreement dated as of August 16, 2021, by and between Triple IT Corporate B.V. and Vislink Technologies, Inc.
99.1	Transitional Services Agreement dated August 16, 2021, by and between Triple IT Corporate B.V. and Vislink Technologies, Inc.
99.2	Press Release dated August 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.

Date:	August 16, 2021	/s/ Carleton M. Miller
Carleton M. Miller
Chief Executive Officer